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                                                                   EXHIBIT 3.1

                           AMARILLO BIOSCIENCES, INC.

                       RESTATED ARTICLES OF INCORPORATION


                                    ARTICLE I

         AMARILLO BIOSCIENCES, INC., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE II

         The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

         Article Four is amended by changing the number of shares authorized in the first paragraph thereof from "ten million (10,000,000)" to "twenty million (20,000,000)".

         A new Article Five is adopted, which Article Five shall read in its entirety as follows:

                                 "ARTICLE FIVE

              The Corporation shall have the authority to issue ten million (10,000,000) shares of preferred stock, one cent ($.01) par value. The Board of Directors of the Corporation shall have authority to establish series of the unissued preferred stock of the Corporation by affixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences,





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               limitations and relative rights could be stated if fully set forth in these Articles of Incorporation."

               Articles Five, Six and Seven, as so designated prior to the addition of the new Article Five, shall be redesignated as Articles Six, Seven and Eight, respectively.
                                   ARTICLE III

                The amendments made by these Restated Articles of Incorporation have been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and the amendments made by the Restated Articles of Incorporation were duly adopted by the Shareholders of the Corporation on the 11th day of June, 1999.

                                   ARTICLE IV

         The number of shares of the Corporation outstanding at the time of such adoption was 5,414,232, and the number of shares entitled to vote thereon was 5,414,232. The number of shares voted for such amendment was 3,616,162, and the number of shares voted against such amendment was 24,300.

                                    ARTICLE V

         The amendment effects no change in the amount of stated capital of the Corporation.

                                   ARTICLE VI

         A new Article Eight is added to the Articles of Incorporation, stating the current names and addresses of the Directors of the Corporation, which Article Eight shall read as follows:





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                                 ARTICLE EIGHT

         The names and addresses of the Directors of the Corporation are:

         NAME                                    ADDRESS
         ----                                    -------
         Joseph M. Cummins                       800 W. 9th
                                                 Amarillo, TX  79101

         Katsuaki Hayashibara                    800 W. 9th
                                                 Amarillo, TX 79101

         James Cook                              800 W. 9th
                                                 Amarillo, TX 79101

         Dennis Moore                            800 W. 9th
                                                 Amarillo, TX 79101

         Steve Chen                              800 W. 9th
                                                 Amarillo, TX 79101

         Dr. James Page                          800 W. 9th
                                                 Amarillo, TX 79101

         Tom D'Alonzo                            800 W. 9th
                                                 Amarillo, TX  79101

         Brian McLean                            800 W. 9th
                                                 Amarillo, TX  79101

         Richard Franco                          800 W. 9th
                                                 Amarillo, TX  79101

         Ed Amento                               800 W. 9th
                                                 Amarillo, TX  79101






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                                   ARTICLE VII

         The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                   ARTICLE ONE

         The name of the Corporation is AMARILLO BIOSCIENCES, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the Corporation is organized are:

         (1) To transact all lawful business of every kind and character for which a Corporation may be incorporated under the Texas Business Corporate Act.

         (2) To prepare, write, make, provide, record, transcribe, computerize, and/or generate data, information, articles, papers, forms, projections, figures, and the application of the same, as well as to disseminate and publish such materials and documentation thereof, and to market and sell the same.

         (3) To develop, write, make, buy, file, prepare, license, sublicense patents related to medicine, veterinary medicine, and/or agriculture and to market and sell the same.

         (4) To make, have made, use, sell or otherwise transfer substances intended for human or nonhuman administration which, or the use or manufacture of which, is covered in whole or in part by a claim of a Licensed Patent in the country of manufacture, use, or sale.

         (5) To engage for profit in the business of professional consultations in such form and manner as will serve the medical, veterinary medical, agricultural and/or livestock industries, as well as related industries.





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         (6) To purchase, own, hold, operate, rent, lease, sell, convey and deal in real property, personal property and services incidental to the purposes of the Corporation, subject to Part Four, Texas Miscellaneous Corporation Laws Act.

                                  ARTICLE FOUR

         The Corporation shall have authority to issue twenty million (20,000,000) shares of capital stock, one cent ($.01) par value.

         No holder of shares of any class of the Corporation shall have the preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; and no holder of shares of any class of the Corporation shall have any right to acquire any shares which may be held in the Treasury of the Corporation. All such additional or Treasury shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine.

         The Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

         The right to cumulate votes in the election of directors is expressly prohibited.

                                  ARTICLE FIVE

         The Corporation shall have the authority to issue ten million (10,000,000) shares of preferred stock, one cent ($.01) par value. The Board of Directors of the Corporation shall have authority to establish series of the unissued preferred stock of the Corporation by affixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in these Articles of Incorporation.

                                   ARTICLE SIX

         The Corporation will not commence business until it has received for the issuance of its shares a consideration of the value of One Thousand





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         Dollars ($1,000), consisting of money, labor done or property actually received.

                                  ARTICLE SEVEN

         The address of the Corporation's registered office is 800 West 9th Street, Amarillo, Texas 79101, and the name of its registered agent at such address is JOSEPH M. CUMMINS.

                                  ARTICLE EIGHT

         The names and addresses of the Directors of the Corporation are:

         NAME                                    ADDRESS
         ----                                    -------
         Joseph M. Cummins                       800 W. 9th
                                                 Amarillo, TX  79101

         Katsuaki Hayashibara                    800 W. 9th
                                                 Amarillo, TX 79101

         James Cook                              800 W. 9th
                                                 Amarillo, TX 79101

         Dennis Moore                            800 W. 9th
                                                 Amarillo, TX 79101

         Steve Chen                              800 W. 9th
                                                 Amarillo, TX 79101

         Dr. James Page                          800 W. 9th
                                                 Amarillo, TX 79101

         Tom D'Alonzo                            800 W. 9th
                                                 Amarillo, TX  79101

         Brian McLean                            800 W. 9th
                                                 Amarillo, TX  79101

         Richard Franco                          800 W. 9th
                                                 Amarillo, TX  79101






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         Ed Amento                               800 W. 9th
                                                 Amarillo, TX  79101

         DATED this ____ day of June, 1999.

                                                 AMARILLO BIOSCIENCES, INC.



                                                 By:
                                                    ----------------------------
                                                    Joseph M. Cummins, President



THE STATE OF TEXAS          )

COUNTY  OF  POTTER          )

         BEFORE ME, a notary public, on this day personally appeared JOSEPH M. CUMMINS, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declares that the statements therein contained are true and correct.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of
__________________, 1999.


                                                 -------------------------------
                                                  Notary Public, State of Texas

                                                  My Commission Expires:________








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